Exhibit 11 - Net Income Per Share Computation

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                                                                               Year ended April 30,

                                                          1996                    1995                    1994
                                                          ----                    ----                    ----

Primary earnings per share:

Average shares outstanding                              4,871,900             4,823,900                4,777,300

Net effect of dilutive stock options and
  warrants--based on the treasury stock
  method using average market price                       519,500               301,300                   47,200
                                                       ----------            ----------               ----------

Total                                                   5,391,400             5,125,200                4,824,500
                                                       ==========            ==========               ==========



Net income                                             $2,411,200            $1,857,600               $  283,200
                                                       ==========            ==========               ==========

Net income per share                                      $   .45               $   .36                 $    .06
                                                          =======               =======                 ========



Fully diluted earnings per share:

Average shares outstanding                              4,871,900             4,823,900                4,777,300

Net effect of dilutive stock options and
  warrants--based on the year-end market
  price, if higher than average
  market price                                            519,500               396,900                  182,200
                                                        ----------            ----------               ---------

Total                                                   5,391,400             5,220,800                4,959,500
                                                        ==========            ==========               ==========



Net income                                             $2,411,200            $1,857,600               $  283,200
                                                       ==========            ==========               ==========

Net income per share                                      $   .45               $   .36                  $   .06
                                                          =======               =======                  =======

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